MISTER NOTARY:

Please, extend in your Public Deed Registry pursuant the present Attachment to Equipment Purchase Agreement entered into by one party:
•
STRATOS DEL PERU S.A.C., with Taxpayer ID Nº 20515769774 and dwelling in 380 Canaval y Moreyra Avenue, Office No. 402, San Isidro, Lima, properly represented by Mr. Luis Humberto Goyzueta Angobaldo, with Identity Nacional Card Nº 10609920, both according to powers registered in the Electronic Entry Nº 11995912 from the Lima Legal Entities Registry, which will be designated "THE PURCHASER " from now on, and the other party

•
GABINETE TÉCNICO DE COBRANZAS S.A.C., with Taxpayer ID Nº 20389470521 and dwelling in 355 Los Cipreses, San Isidro, Lima, properly represented by its General Manager Mr. Juan Antonio Pizarro Sabogal, with Identity Nacional Card Nº 07794505, according to powers registered in the Electronic Entry Nº 11037775 from the Lima Legal Entities Registry, which will be designated "THE SELLER” from now on.

The present contract is signed according to the following terms and conditions:

FIRST CLAUSE: RECORD

With date October 18th 2007, THE PURCHASER and THE SELLER signed an Equipment Purchase Agreement (the AGREEMENT from now ) by virtue of which THE SELLER transferred the equipment property to THE PURCHASER detailed in the Annex. No.1 of the AGREEMENT.

The parties as requested by THE PURCHASER, agreed for mutual agreement on modifying the Third Clause of the AGREEMENT, according to the terms and conditions agreed in this document.

SECOND CLAUSE: OBJECT

By virtue of the present document, THE SELLER and THE PURCHASER agree on modifying the terms and conditions of the Third Clause from the AGREEMENT partially, according to that pointed out in this Addendum.

To that effect, THE SELLER and THE PURCHASER agree that the price referred in the Third Clause of the AGREEMENT, will be paid by THE PURCHASER to THE SELLER before November 15th of 2007.

According to that specified in the previous paragraph, it is understood that the term for the payment of the price will not exceed November 15th of 2007.

The parties agree to keep the terms in which the payment mode was agreed, according to that pointed out by the Third Clause of the AGREEMENT.

THIRD CLAUSE: STIPULATIONS.

The other stipulations and obligations assumed by the parties in the AGREEMENT will keep full force and effect among them.

FOURTH CLAUSE: GRANTING OF PUBLIC DEED

The parties obligate themselves to grant the public deed caused by the present minute. Also, the parties agree that all the expenses and tributes resulted of submitting the present document to public deed will be on account and cost of THE PURCHASER. Within those expenses, the obtaining of a testimony of the public deed is included for the SELLER.

FIFTH CLAUSE: SOLUTION OF CONTROVERSIES

5.1	The present Addendum is governed by the Laws and other Peruvian normative.

5.2
Any lawsuit, controversy, disagreement or complaints come up between the parties, related to the interpretation, execution, resolution, completion, efficiency, nullity, annulment or validity related to the present Attachment that cannot be solved of mutual agreement among them, will be subjected to law arbitration, in national character.

5.3
The arbitrators will be three, of which each one designates one, and the two arbitrators designated will appoint the third one who will chair the arbitration court. If a party does not appoint the arbitrator that corresponds within the 15 days after received the written requirement of the party that requests the arbitration, or if in a 15 -days- term considered since the appointment of the second arbitrator, the two arbitrators does not agree on the appointment of the third arbitrator, the appointment of anyone of this arbitrators will be done, at the request of anyone of the parties by the de Conciliation Centre and National and International Arbitration from the Chamber of Commerce of Lima.

5.4	If for any circumstance a substitute arbitrator must be appointed, he must be appointed following the same procedure mentioned before for the appointment of the arbitrator who is substituted.

5.5
The arbitration will be developed in the city of Lima, Peru. The official language in which the arbitration will be developed will be Spanish. The arbitration will be in law and supplementary to the resolutions contained in this agreement, will be processed according to the rules planned in the Regulation of National and International Arbitration of the Chamber of Commerce of Lima.

5.6	The parties renounce the appeal interposing of the arbitration award that is issued.

5.7
For the eventuality of nullity appeal interposing against the resolution issued from the arbitration court, the parties are subjected right now to the judges of the city of Lima, renouncing expressly the jurisdiction of their homes. On the other hand, the parties agree that any change of home from anyone, must be reported in writing to the other one, being established the new home address inside the city of Lima so that it takes effects.

Mister Notary, please add the Law clauses and inserts that correspond.

Done and signed in two copies of the same tenor in Lima on October 30th of 2007.

p. THE SELLER	p. THE PURCHASER